Exhibit 99.1

FOR IMMEDIATE RELEASE: JUNE 27, 2013

Salon Media Group Reports Fourth Quarter and Year-End Results

Major Traffic Increase Fuels Revenue Growth

NEW YORK, NY (June 27, 2013). Salon Media Group, Inc. (OTCQB: SLNM) today announced its results for the three months and fiscal year ended March 31, 2013. Net revenue from continuing operations for the quarter ended March 31, 2013, was $0.9 million, an increase of 21% from the same period last year. Net revenue from continuing operations for the fiscal year ended March 31, 2013, was $3.6 million, an increase of 5% from the fiscal year ended March 31, 2012.

Strong traffic growth at Salon.com resulted in $0.9 million in ad revenues for the three months ended March 31, 2013, a 31% increase compared to the same period last year.

Ad revenues for the year ended March 31, 2013 was $3.3 million, a 10% increase compared to the prior fiscal year. Third party ad sales for the fiscal year ended March 31, 2013 also increased to $1.6 million, an increase of 23% over the previous fiscal year.

Salon has been able to achieve traffic growth while simultaneously decreasing various components of operating expenses. Excluding the impact of discontinued operations, general and administrative expenses declined 36% to $0.3 million for the three months ended March 31, 2013, compared to the same period last year, and 24% to $1.2 million for the fiscal year ended March 31, 2013, compared to the fiscal year ended March 31, 2012. These savings were achieved through a restructuring that included exiting areas that did not display growth, such as a video production unit and a subscription-reliant business model. These changes narrowed the company’s loss from continuing operations to $0.7 million for the quarter ended March 31, 2013, a 55% reduction compared to the same period last year, and $4.2 million for the fiscal year ended March 31, 2013, a 0.3% reduction compared to the fiscal year ended March 31, 2012.

An important factor in increasing advertising revenues in future periods is growth in Salon’s audience, as measured by monthly unique traffic growth. Salon’s traffic in the fourth quarter ended March 31, 2013 averaged 14.1 million monthly uniques, a 93% increase over the same quarter in the prior fiscal year. Monthly unique visitors for the fiscal year ended March 31, 2013 averaged 10.7 million, an increase of 68% compared to the full year average of the prior fiscal year. Among a list of 18 competitors, including The New York Times, CNN, and The Washington Post, Salon experienced the third highest rate of increased traffic last year, following Buzzfeed and Gawker according to ComScore.

Under the leadership of Cindy Jeffers, who became the CEO/CTO of Salon Media Group in May 2012, the company has been steered in a direction to further improve financial results. Jeffers’ initiatives have included updates to the website focused on growing social, search and mobile traffic, improved ad-serving capabilities achieved by moving to an industry-standard ad-serving platform and the launch of mobile apps across Apple and Android devices.

"Salon has made major strides over the past year towards profitability," said Cynthia Jeffers, CEO and CTO of Salon Media Group. "The bottom line is that debts our down, revenues are rising and traffic continues to increase. I expect the recent launches of our mobile and community initiatives will keep us on pace to continue these positive trends moving forward."

About Salon Media Group

Salon Media Group (OTCBQ: SLNM.PK) operates the pioneering, award-winning news site, Salon.com. Salon.com covers breaking news, politics, culture, technology and entertainment through investigative reporting, fearless commentary and criticism, and provocative personal essays. Salon.com has been a leader in online media since the dawn of the digital age and has bureaus in San Francisco, New York City and Washington D.C.

Forward Looking Statements

This press release for the fourth quarter and year end of fiscal year 2013 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, including, but not limited to, statements regarding our traffic, strategy, plans, objectives, expectations, intentions, financial performance, financing, economic conditions, on-line advertising, market performance, and revenue sources constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our cash flows may not meet expectations
●	Our reliance on related parties for significant investment capital
●

Our principal stockholders can exercise a controlling influence over our business affairs and may make business decisions with which non-principal stockholders disagree and may affect the value of their investment

●	Our dependence on advertising sales for significant revenues
●	Controversial content on our website
●	Inability to promote the Salon brand to attract and retain users, advertisers and strategic partners
●	Our technology development efforts may not be successful in improving the functionality of our network

This press release should be read in conjunction with our annual report on Form 10-K filed on June 26, 2013, including the “Risk Factors” set forth in the report, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. We do not undertake to update any forward-looking statements unless otherwise required by law.

INVESTOR RELATIONS CONTACT:

D. Alexander Fernandez

870 Market Street, Suite 528

San Francisco, CA 94102

(415) 645-9317

SALON MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012

Net revenues	$920	$761	$3,641	$3,477

Operating expenses:
Production and content	553	959	3,308	3,174
Sales and marketing	370	431	1,521	1,517
Information technology support	342	255	1,310	974
General and administrative	347	538	1,249	1,638
Separation expenses	-	-	218	-
Total operating expenses	1,612	2,183	7,606	7,303

Loss from operations	(692)	(1,422)	(3,965)	(3,826)
Interest expense	(4)	(135)	(204)	(332)
Loss from continuing operations	(696)	(1,557)	(4,169)	(4,158)
Gain from discontinued operations	-	-	233	60
Net loss	$(696)	$(1,557)	$(3,936)	$(4,098)

Basic diluted
Continuing operations	$(0.06)	$(0.47)	$(0.77)	$(1.27)
Discontinued operations	$-	$-	$0.05	$0.02
Net loss	$(0.06)	$(0.47)	$(0.72)	$(1.25)

Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	12,046	3,283	5,443	3,283

SALON MEDIA GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except share and per share amounts)

(unaudited)

	March 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$96	130
Accounts receivable, net of allowance of $62	720	783
Prepaid expenses and other current assets	219	194
Total current assets	1,035	1,107

Property and equipment, net	58	92
Other assets, principally deposits	206	158
Goodwill	-	200
Total assets	$1,299	$1,557

Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$1,000	$1,000
Advances from related party advances	9,171	8,105
Convertible notes	-	3,106
Accounts payable and accrued liabilities	1,128	1,847
Deferred revenue	15	165
Total current liabilities	11,314	14,223

Deferred rent	12	123
Total liabilities	11,326	14,346
Commitments and contingencies (Note 9)

Stockholders' (deficit):
Preferred stock	-	-
Common stock	30	3
Additional paid-in capital	106,408	99,737
Accumulated deficit	(116,465)	(112,529)
Total stockholders' (deficit)	(10,027)	(12,789)
Total liabilities and stockholders' deficit	$1,299	$1,557